UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

Newpoint Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54953	47-2653358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pearl Street #265 Hartford, Connecticut, CT 06103
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 693-2846

JUDO CAPITAL CORP.
Former Registrant Name

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	NPFC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Newpoint Financial Corp to terminate their current auditor Boyle CPA, LLC situated at 361 Hopedale Drive SE, Bayville, NJ 08721.

Newpoint Financial Corp are terminating Boyle CPA, LLC due to the envisaged Company expansion and needing to appoint a larger firm. Newpoint Financial Corp would like to thank Boyle CPA, LLC for their work in supporting the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EX-16.1- Minutes of Special Meeting of Board of Directors dated 22nd July 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpoint Financial Corp.

Dated: July 22, 2021	By:	/s/ Keith Beekmeyer
	Name:	Keith Beekmeyer
	Title:	Chief Executive Officer